Exhibit 99.1

MEDIA RELEASE

AmTrust Financial Services, Inc. Natural Catastrophe Loss Estimate

NEW YORK – October 3, 2017 – AmTrust Financial Services, Inc. (Nasdaq: AFSI) (the “Company” or “AmTrust”) today announced an initial estimate for net loss exposure for third quarter of 2017 catastrophe activity of between $40 million and $65 million.

AmTrust’s excess of loss reinsurance programs as of July 1, 2017, provide catastrophe coverage for losses in excess of $20 million, with a per event limit of $830 million. As previously announced, AmTrust entered a new quota share reinsurance contract effective August 1, 2017, to further reduce net exposure to catastrophe and non-catastrophe events related to the business of its Republic Companies, Inc. (“Republic”) subsidiary. The quota share contract has a cession rate of 62.5% covering the personal property policies of Republic.

The majority of AmTrust’s estimated losses from Hurricane Harvey, Hurricane Irma, Hurricane Maria and the recent earthquake in Mexico were related to contracts bound by AmTrust at Lloyd’s, which has multi-event catastrophe coverage for losses in excess of $10 million per event.

“At this time, our thoughts and prayers are with all those rebuilding after these recent catastrophes. Although property represents a small portion of our overall portfolio, AmTrust had exposure to the recent events in the United States, Caribbean and Mexico either through Republic or our operations at Lloyd’s of London,” said Barry Zyskind, Chairman and Chief Executive Officer, AmTrust. “Our net exposure to these events is limited given our reinsurance and quota share programs and the Company’s limited appetite for catastrophe risk. We are working diligently to process all claims as quickly as possible and meet our obligations to our policyholders and are also giving back to the communities we serve to support the rebuilding efforts.”

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York City, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated "A" (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, projections of the impact of potential errors or misstatements in our financial statements, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, the impact of known or potential errors or misstatements in our financial statements, our ability to timely and effectively remediate the material weaknesses in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For more information, please contact:

AmTrust Financial Services, Inc.
Chaya Cooperberg
Chief Communications Officer & SVP Corporate Affairs
chaya.cooperberg@amtrustgroup.com
646.458.3332